UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2017

RXi PHARMACEUTICALS

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54910	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 6, 2017, RXi Pharmaceuticals Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, RXi Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“RXi Merger Sub”), MirImmune Inc., a Delaware corporation (“MirImmune”), the stockholders of MirImmune set forth on the signature pages thereto (each a “Seller” and collectively, the “Sellers”), and Alexey Wolfson, Ph.D., in his capacity as the Sellers’ Representative. Pursuant to the Stock Purchase Agreement, on January 6, 2017, the Company acquired from the Sellers 100% of the issued and outstanding shares of capital stock of MirImmune for an aggregate of 2,750,371 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and an aggregate of 1,115,579 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), subject to a holdback of 3% of the aggregate closing consideration for any purchase-price adjustments. Such consideration represents in the aggregate a number of shares of capital stock equal to approximately 19.99% of the outstanding Common Stock immediately prior to the execution of the Stock Purchase Agreement, plus approximately 19.99% of the Common Stock underlying the Series B Convertible Preferred Stock previously issued in the Company’s registered securities offering pursuant to a registration statement on Form S-1 (File No. 333-214199) (the “Financing”). The Stock Purchase Agreement contains customary representations and warranties and pre- and post-closing covenants and closing conditions.

Under the terms of the Stock Purchase Agreement, if certain development or commercial milestones are achieved within two years, the Company will be required to either: (i) issue to the Sellers a number of shares of Common Stock (the “Milestone Shares”) equal to the sum of 2,519,091 shares of Common Stock (which represents 13% of the outstanding Common Stock and 13% of the Common Stock underlying the shares of Series B Convertible Preferred Stock, in each case as of immediately following the closing of the Financing), plus an additional number of shares of Common Stock equal to 13% of the Common Stock issued upon exercise of any warrants issued under the Financing, but only to the extent that such warrants have been exercised prior to the milestone being achieved; or (ii) pay the equivalent value of the Milestone Shares in cash to the Sellers, subject to certain adjustments set forth in the Stock Purchase Agreement. In certain circumstances, if the Company has not received stockholder approval for the issuance of the Milestone Shares, the Company may be required to instead issue shares of Series C Convertible Preferred Stock in lieu of part or all of the Common Stock otherwise issuable as Milestone Shares.

In connection with and promptly following the closing of the Stock Purchase Agreement, MirImmune was merged with and into RXi Merger Sub (the “Merger”), with RXi Merger Sub continuing as the surviving entity and changing its name to “MirImmune, LLC”. As a result of the Merger, MirImmune, LLC remains and will operate as a wholly owned subsidiary of the Company.

In connection with the Stock Purchase Agreement, Alexey Eliseev, Ph.D., the former Chief Executive Officer of MirImmune, entered into an employment agreement with the Company, effective as of January 6, 2017, whereby Dr. Eliseev became the Chief Business Officer of the Company. Further, in connection with the Stock Purchase Agreement, Dr. Eliseev and Dr. Wolfson each executed and delivered non-compete agreements with the Company.

The issuances of Common Stock and Series C Preferred Stock in connection with the Stock Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, based upon the following factors:, (i) the number of offerees and purchasers, (ii) the absence of general solicitation, (iii) investment representations obtained from the Sellers, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates or book-entry notations reflecting the securities. These securities may not be offered or sold absent registration or an applicable exemption from the registration requirement. At any time after 180 days following the closing of the Stock Purchase Agreement, the Company has agreed to file a registration statement to cover the resale of the securities issued under the Stock Purchase Agreement if requested to do so by Sellers holding at least 50% of the Common Stock issued under the Stock Purchase Agreement.

Prior to its acquisition by the Company, MirImmune was a privately held biopharmaceutical company engaged in the development of cancer immunotherapies. The Company previously entered into an exclusive option agreement, dated October 7, 2016, to acquire all outstanding capital stock of MirImmune. Further, the Company previously granted an exclusive license to MirImmune to utilize the Company’s novel and proprietary sd-rxRNA technology for use in developing ex vivo cell-based cancer immunotherapies.

This foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, which is attached hereto and incorporated herein. The Stock Purchase Agreement is being filed herewith to provide investors and security holders with information regarding their terms. It is not intended to provide any other factual information about the Company or MirImmune or their respective subsidiaries and affiliates. The Share Purchase Agreement contains representations and warranties by MirImmune and the Sellers, on the one hand, and by the Company, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Stock Purchase Agreement, certain representations and warranties in the Stock Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk among the parties. Accordingly, the representations and warranties in the Stock Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company or MirImmune at the time they were made or otherwise.

Item 2.01 Completion or Acquisition or Disposition of Assets

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 and Item 5.03 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2017, Alexey Eliseev was appointed as the Chief Business Officer of the Company.

Dr. Alexey Eliseev, 51, was previously the Founder and Chief Executive Officer of MirImmune. Dr. Eliseev’s career includes over twenty years of experience in academia, biotechnology industry and venture capital. He received his Ph.D. in Bioorganic Chemistry from Moscow State University and MBA from the MIT Sloan School of Management. Alexey has been working in the U.S. and Europe since 1992. Following three years of postdoctoral research in Germany and in the U.S., he joined the faculty at SUNY Buffalo in 1995 where he was awarded tenure in 2000. In 1999 he co-founded the company Therascope, later Alantos Pharmaceuticals, with a number of prominent founders including French Nobel Laureate Jean-Marie Lehn. He then became CTO of Alantos and President of Alantos’s U.S. division. Alantos was acquired by Amgen in 2007. Dr. Eliseev was also among the founders of AC Immune (Switzerland) and Boston BioCom LLC. Over the recent years he has worked with Maxwell Biotech Venture Fund as its Managing Director and ran the investment activity of the fund in the United States. Dr. Eliseev is a member of the board of directors of BioNevia Pharmaceuticals.

On January 6, 2017, Dr. Eliseev entered into an employment agreement with the Company, whereby Dr. Eliseev became the Chief Business Officer of the Company. Under the employment agreement, the Company will pay Dr. Eliseev an annual base salary of $300,000 and a target bonus equal to 35% of the annual base salary, along with other perquisites and benefits customary for a Chief Business Officer. Further, on January 6, 2017, Dr. Eliseev was granted an option to purchase 174,384 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock on January 6, 2017. The shares that are subject to the option shall vest and become exercisable in monthly installments over four years, beginning on February 1, 2017, provided that Dr. Eliseev remains employed by the Company through each such monthly vesting date. The option shall have a term of ten years and be subject to the terms and conditions of the RXi Pharmaceuticals Corporation 2012 Long Term Incentive Plan and the standard form of stock option award agreement used by the Company thereunder.

If Dr. Eliseev’s employment is terminated without cause, or if Dr. Eliseev terminates his employment agreement for “good reason” (as defined in the employment agreement), then the Company will continue for six months to pay Dr. Eliseev’s salary and to provide his Company-provided health benefits. If Dr. Eliseev’s employment is terminated without cause within twelve months following a change of control, then the Company will continue for twelve months to pay Dr. Eliseev’s salary and to provide his Company-provided health benefits, and the vesting portion of Dr. Eliseev’s outstanding equity awards granted by the Company that would have vested over the 24 months following his termination (or, if greater, 50% of the unvested portion of such awards) will accelerate, subject to the terms of his employment agreement. Upon termination of Dr. Eliseev’s employment agreement, whether upon a change of control or for any other reason, Dr. Eliseev will be prohibited from disclosing or using the Company’s proprietary information and trade secrets and be subject to non-compete and non-solicitation obligations.

Prior to the closing of the Stock Purchase Agreement, Dr. Eliseev held 29.7% of the outstanding shares of capital stock of MirImmune on a fully-diluted basis. As such, Dr. Eliseev was party to the Stock Purchase Agreement as a Seller, and transferred such capital stock to the Company in return for 817,813 shares of Common Stock and 331,713 shares of Series C Preferred Stock, subject to a holdback of 3% of such consideration for any purchase price adjustment. If certain milestones are achieved, Dr. Eliseev will be entitled to receive 29.7% of the Milestone Shares (or any cash payment made in lieu of such Milestone Shares), as set forth in the Stock Purchase Agreement. In connection with the Stock Purchase Agreement, Dr. Eliseev also entered into a three-year non-compete agreement with the Company.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation; Change in Fiscal Year

In connection with the Stock Purchase Agreement, on January 5, 2017, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series C Convertible Preferred Stock Certificate of Designation provides for the issuance of up to 1,800,000 shares of Series C Convertible Preferred Stock (the “Series C Convertible Preferred Shares”).

The Series C Convertible Preferred Stock Certificate of Designation provides, among other things, that holders of Series C Convertible Preferred Stock shall receive dividends on an as-converted basis at the same time and in the same form as any dividends paid out on shares of our Common Stock. Other than as set forth in the previous sentence, the Series C Convertible Preferred Stock Certificate of Designation provides that no other dividends shall be paid on Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock Certificate of Designation does not provide for any restriction on the repurchase of Series C Convertible Preferred Stock by the Company while there is any arrearage in the payment of dividends on the Series C Convertible Preferred Stock. There are no sinking fund provisions applicable to the Series C Convertible Preferred Stock.

With certain exceptions, as described in the Series C Convertible Preferred Stock Certificate of Designation, the Series C Convertible Preferred Stock have no voting rights. However, as long as any shares of Series C Convertible Preferred Stock remain outstanding, the Series C Convertible Preferred Stock Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then-outstanding Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Convertible Preferred Stock or alter or amend the Series C Convertible Preferred Stock Certificate of Designation, (b) enter into any agreement with respect to the foregoing or (c) effect a stock split or reverse stock split of the Series C Convertible Preferred Stock or any like event.

Upon approval by the Company’s stockholders in accordance with the stockholder approval requirements of Nasdaq Marketplace Rule 5635, each Series C Convertible Preferred Share shall be automatically converted into one share of Common Stock, subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. The Company shall not convert any of the Series C Convertible Preferred Shares into Common Stock to the extent that such conversion has not been approved by the Company’s stockholders in accordance with the above.

This foregoing description of the Series C Convertible Preferred Stock Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of such certificate, which is attached hereto as Exhibit 3.1 and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of January 6, 2017 by and among RXi Pharmaceuticals Corporation, RXi Merger Sub, LLC, MirImmune Inc., certain stockholders named therein and Alexey Wolfson, Ph.D., in his capacity as Sellers’ Representative.*

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, filed with the Delaware Secretary of State on January 5, 2017.

*	The registrant has omitted certain immaterial schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant will furnish a copy of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: January 10, 2017	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer